                         SECOND EXTENSION AGREEMENT

DATE:      Effective as of August 28, 1998

PARTIES:   Tigard-Tualatin School District 23J                          "TTSD"
           and
           Eagle Hardware & Garden, Inc.                               "Eagle"

RECITALS:

      A. TTSD and Eagle entered into an Agreement to Lease dated April 30, 1997, (the "Agreement") covering certain real property in Tigard, Oregon (the "10.5-acre parcel") and a Put to Lease Property dated April 30, 1997, (the "Put") covering certain other adjoining real property in Tigard, Oregon (the "1.52-acre parcel").

      B. TTSD and Eagle thereafter entered into an extension agreement ("First Extension Agreement") effective August 30, 1997, that confirmed the exercise of the Put, extended certain of Eagle's deadlines, and required Eagle to pay a $190,000 nonrefundable fee.

      C. In recent weeks, Eagle has concluded that it will take the City of Tigard several additional weeks to determine if, and under what conditions, the City will issue the permits and approvals Eagle requires to develop the 10.5-acre parcel and 1.52-acre parcel. As a consequence, Eagle has requested that TTSD extend certain of its deadlines in accordance with this Second Extension Agreement.

      D. TTSD and Eagle each desire to successfully enter into and conclude the leases of the 10.5-acre and 1.52-acre parcels from TTSD to Eagle and understand the need to extend the deadlines as hereinafter described.

AGREEMENT:

      In consideration of the mutual covenants set forth below, TTSD and Eagle agree as follows:

      1. EXTENSION REGARDING EAGLE'S SOLE REMAINING CONDITION. Provided that the $100,000 is remitted to TTSD in accordance with Section 3 below, the August 29, 1998, deadline for Eagle's waiver or satisfaction of the condition set forth in Section 3(b)(iii) of the Agreement is hereby extended until 10 a.m. on November 2, 1998.

      2. CLOSING. Provided that the $100,000 is remitted to TTSD in accordance with Section 3 below, (a) the Closing shall occur at or before 5 p.m. on November 2, 1998, and (b) the dates of September 19, 1997, October 20, 1997, and November 21, 1997, set forth in Section 8 of the Agreement are hereby modified to the effect that the sole specified date for the Closing is "at or before 5 p.m. on November 2, 1998."

      3. PAYMENT OF ADDITIONAL NONREFUNDABLE FEE. First American Title Insurance Company of Oregon is currently holding no less than $110,000 cash in escrow for this transaction. Eagle shall have until 5 p.m. on September 1, 1998, to cause First American to remit $100,000 of the $110,000 to TTSD as a nonrefundable fee designed solely to compensate TTSD for postponing the deadlines as described in this Second Extension Agreement and agreeing to keep the 10.5-acre parcel and 1.52-acre parcel off the market between August 29, 1998, and November 2, 1998. (TTSD shall cooperate with Eagle in causing First American to remit the $100,000 to TTSD on or before September 1, 1998.) Eagle agrees that this fee is not a penalty, that this fee is fair and reasonable compensation for postponing the deadlines as described above and agreeing to keep the property off the leasehold market, and that this fee is nonrefundable. Provided that the $100,000 is remitted to TTSD by September 1, 1998, and the Closing occurs in accordance with the Agreement (as modified by the First Extension Agreement and by this Second Extension Agreement), TTSD shall credit the $100,000 to Eagle as prepaid rent for the 10.5-acre parcel. If Eagle fails to cause the $100,000 to be remitted to TTSD by 5 p.m. on September 1, 1998, the Agreement and Put shall have no further force or effect.

      4. SUPPLEMENTAL EXTENSION FEE. At Closing, the parties shall calculate a supplemental extension fee by assuming that they had closed on October 17, 1998, and computing the ground rent that would have accrued under the two ground leases from October 17, 1998, through the actual date of Closing. That amount shall then be divided in half, and Eagle shall remit that sum (i.e., the imputed ground rent divided by two) to TTSD at Closing as a supplemental extension fee. The supplemental extension fee is in addition to the sum described in Section 3 above and shall not be credited as prepaid rent.

      5. REMAINDER OF AGREEMENT. In all other respects, the terms and conditions of the Agreement and the Put (as previously modified by the First Extension Agreement) shall remain in full force and effect.



TIGARD-TUALATIN SCHOOL DISTRICT 23J    EAGLE HARDWARE & GARDEN, INC.

      Patricia N. Biggs


By   /s/ Patricia N. Biggs              By  /s/ Paul B. Morris
    ---------------------------------      -----------------------------------
       Chair of the School Board               Paul B. Morris
                                               Vice President

      Russell A. Joki


By   /s/ Russell A. Joki
    ---------------------------------      -----------------------------------
        Superintendent


                                       - 2 -